AMENDMENT TO
                           FUND PARTICIPATION AGEEMENT

     THIS AMENDMENT to the Fund Participation Agreement ("Amendment") is entered into and is effective this 13th day of February, 2002 by and among IDS Life Insurance Company (the "Company") and INVESCO Variable Investment Funds, Inc. (the "Fund") and INVESCO Distributors, Inc. (the "Distributor").

     WHEREAS, The parties to this Amendment have previously executed that certain Participation Agreement dated August 13, 200l ("Agreement"); and

     WHEREAS, the parties to this Amendment wish to amend the Agreement to allow for the addition of a new Contract.

     NOW THEREFORE, in consideration of the terms, covenants and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Amendment agree to amend the Agreement as follows:

1.   Schedule  A of the  Agreement  is hereby  deleted  in its  entirety  and is
     replaced  with  the  Schedule  A,  attached  hereto  and   incorporated  by
     reference.

2. In the event of a conflict between the terms of this Amendment and the Agreement, it is the intention of the parties that the terms of this Amendment shall control and the Agreement shall be interpreted on that basis.

3. Except as modified by this Amendment, the Agreement is hereby ratified and confirmed and shall remain in full force and effect.

     IN WITNESS WHEREOF, each party has executed this Amendment by a duly authorized officer.

IDS LIFE INSURANCE COMPANY                ATTEST:

By:     /s/Timothy V. Bechtold            By:     /s/Mary Ellyn Minenko
        ----------------------                    ---------------------
Printed                                   Printed
Name:   Timothy V. Bechtold               Name:   Mary Ellyn Minenko
As Its: President                         As Its: Assistant Secretary

INVESCO VARIABLE INVESTMENT               INVESCO DISTRIBUTORS, INC.
FUNDS, INC.

By:      /s/Ronald L. Grooms              By:     /s/Ronald L. Grooms
         -------------------                      -------------------
Printed                                   Printed
Name:    Ronald L. Grooms                 Name:   Ronald L. Grooms
As Its:  Senior Vice President            As Its: Senior Vice President

                             PARTICIPATION AGREEMENT

                                   SCHEDULE A


The following Separate Accounts and Associated Contracts of IDS Life Insurance Company are permitted in accordance with the provisions of this Agreement to invest in Portfolios of the Fund shown in Schedule B:

CONTRACTS FUNDED BV SEPARATE ACCOUNT                    NAME OF SEPARATE ACCOUNT
------------------------------------                    ------------------------
American Express Retirement Advisor Advantage(SM)       IDS Life  Variable  Account 10,
Variable Annuity                                        Established August 23, 1995

American Express Retirement Advisor Select              IDS Life Variable Account 10,
Variable Annuity                                        Established August 23, 1995